Exhibit 4.5(a)
                                                   --------------













             EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
            FOR EMPLOYEES OF ATMOS ENERGY CORPORATION
             (AS RESTATED EFFECTIVE JANUARY 1, 1991)





                        TABLE OF CONTENTS

                                                             Page

      ARTICLE I           PURPOSE  . . . . . . . . . . . . . . . . . . .   1

      ARTICLE II          DEFINITIONS, CONSTRUCTION, ADOPTION AND
                          APPLICABILITY  . . . . . . . . . . . . . . . .   2

                2.01      Definitions  . . . . . . . . . . . . . . . . .   2
                2.02      Construction . . . . . . . . . . . . . . . . .   9
                2.03      Adoption by Others . . . . . . . . . . . . . .   9
                2.04      Applicability  . . . . . . . . . . . . . . . .  10

      ARTICLE III         PARTICIPATION AND SERVICE  . . . . . . . . . .  10

                3.01      Participation  . . . . . . . . . . . . . . . .  10
                3.02      Service  . . . . . . . . . . . . . . . . . . .  11

                          (a)  Service Prior to the Effective Date . . .  11
                          (b)  Service On and After Effective Date . . .  11

                3.03      Transfer . . . . . . . . . . . . . . . . . . .  11
                3.04      Controlled Group . . . . . . . . . . . . . . .  12

           ARTICLE IV     CONTRIBUTIONS  . . . . . . . . . . . . . . . .  12

                4.01      Employer Contributions . . . . . . . . . . . .  12

                          (a)  Salary Reduction Contributions  . . . . .  12
                          (b)  Matching Employer Contributions . . . . .  12
                          (c)  Discretionary Contributions . . . . . . .  15

                4.02      Contributions by Participants  . . . . . . . .  15
                4.03      Participant Salary Reduction . . . . . . . . .  16
                4.04      Rollover Contributions; Transfers  . . . . . .  19

           ARTICLE V      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS  . . . .  20

                5.01      Individual Accounts  . . . . . . . . . . . . .  20
                5.02      Account Adjustments  . . . . . . . . . . . . .  20

                          (a)  Income  . . . . . . . . . . . . . . . . .  20
                          (b)  Salary Reduction and Matching Employer
                               Contributions . . . . . . . . . . . . . .  21
                          (c)  Employer Contributions  . . . . . . . . .  21
                          (d)  Company Stock . . . . . . . . . . . . . .  22

                5.03      Maximum Additions  . . . . . . . . . . . . . .  22
                5.04      Top-Heavy Provisions . . . . . . . . . . . . .  25

                          (a)  Determination of Top-Heavy  . . . . . . .  25
                          (b)  Minimum Allocations . . . . . . . . . . .  28
                          (c)  Impact on Maximum Benefits  . . . . . . .  28
                          (d)  "Total Compensation" Defined  . . . . . .  29







           ARTICLE VI     BENEFITS . . . . . . . . . . . . . . . . . . .  29

                6.01      Retirement or Disability . . . . . . . . . . .  29
                6.02      Death  . . . . . . . . . . . . . . . . . . . .  29
                6.03      Termination for Other Reasons  . . . . . . . .  29
                6.04      Payments of Benefits . . . . . . . . . . . . .  30

                          (a)  In General  . . . . . . . . . . . . . . .  30
                          (b)  Special Rules Applicable to Certain
                               Participants  . . . . . . . . . . . . . .  31

                6.05      Designation of Beneficiary . . . . . . . . . .  32
                6.06      In-Service Withdrawals . . . . . . . . . . . .  33

                          (a)  From Salary Reduction Contribution
                               Account . . . . . . . . . . . . . . . . .  33
                          (b)  From Employer Contribution Account
                               or Matching Employer Contribution
                               Account . . . . . . . . . . . . . . . . .  35
                          (c)  Section 6.04 to Apply . . . . . . . . . .  36

           ARTICLE VII    TRUST FUND AND TRUSTEE . . . . . . . . . . . .  36

                7.01      In General . . . . . . . . . . . . . . . . . .  36
               7.02      Investment of the Trust Fund . . . . . . . . .  36
               7.03      The Trustee  . . . . . . . . . . . . . . . . .  43
               7.04      Diversification Requirements . . . . . . . . .  45

                          (a)  In General  . . . . . . . . . . . . . . .  45
                          (b)  Definitions . . . . . . . . . . . . . . .  46

                7.05      Diversification Option . . . . . . . . . . . .  46

                          (a)  In General  . . . . . . . . . . . . . . .  46
                          (b)  Definitions . . . . . . . . . . . . . . .  47
                          (c)  Company Stock . . . . . . . . . . . . . .  47

           ARTICLE VIII   ADMINISTRATION . . . . . . . . . . . . . . . .  48

                8.01      Allocation of Responsibility Among
                          Fiduciaries for Plan and Trust
                          Administration . . . . . . . . . . . . . . . .  48
                8.02      Appointment of Committee . . . . . . . . . . .  48
                8.03      Claims Procedure . . . . . . . . . . . . . . .  49
                8.04      Records and Reports  . . . . . . . . . . . . .  49
                8.05      Other Committee Powers and Duties  . . . . . .  49
                8.06      Rules and Decisions  . . . . . . . . . . . . .  50
                8.07      Committee Procedures . . . . . . . . . . . . .  50
                8.08      Authorization of Benefit Payments  . . . . . .  50
                8.09      Application and Forms for Benefits . . . . . .  51
                8.10      Facility of Payment  . . . . . . . . . . . . .  51
                8.11      Indemnification  . . . . . . . . . . . . . . .  51
               8.12      Unclaimed Benefits . . . . . . . . . . . . . .  51








           ARTICLE IX     MISCELLANEOUS  . . . . . . . . . . . . . . . .  52

                9.01      Nonguarantee of Employment . . . . . . . . . .  52
                9.02      Rights to Trust Assets . . . . . . . . . . . .  52
                9.03      Nonalienation of Benefits  . . . . . . . . . .  52
                9.04      Discontinuance of Employer Contributions . . .  53
                9.05      Certain Social Security Increases  . . . . . .  53
                9.06      Tax Reform Act of 1986; Special Effective
                          Dates  . . . . . . . . . . . . . . . . . . . .  53

           ARTICLE X      AMENDMENTS AND ACTION BY EMPLOYER  . . . . . .  54

                10.01     Amendments . . . . . . . . . . . . . . . . . .  54
                10.02     Action by Employer . . . . . . . . . . . . . .  54

           ARTICLE XI     SUCCESSOR EMPLOYER AND MERGER OR
                          CONSOLIDATION OF PLANS . . . . . . . . . . . .  54

                11.01     Successor Employer . . . . . . . . . . . . . .  54
                11.02     Plan Assets  . . . . . . . . . . . . . . . . .  55

           ARTICLE XII    PLAN TERMINATION . . . . . . . . . . . . . . .  55

                12.01     Right to Terminate . . . . . . . . . . . . . .  55
                12.02     Partial Termination  . . . . . . . . . . . . .  56
               12.03     Liquidation of the Trust Fund  . . . . . . . .  56
               12.04     Manner of Distribution . . . . . . . . . . . .  56

           ARTICLE XIII   RESTRICTIONS ON SHARES . . . . . . . . . . . .  56
































             EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
            FOR EMPLOYEES OF ATMOS ENERGY CORPORATION
             (AS RESTATED EFFECTIVE JANUARY 1, 1991)


                            ARTICLE I

                             PURPOSE

     On this ____ day of _______________, 1991, ATMOS ENERGY

CORPORATION, a corporation organized and existing under the laws of the State of Texas (hereinafter, the "Company"), hereby

restates in its entirety the EMPLOYEE STOCK OWNERSHIP PLAN AND

TRUST FOR EMPLOYEES OF ATMOS ENERGY CORPORATION, such restated

plan to be effective as of January 1, 1991, and Amarillo National

Bank, Amarillo, Texas, a national banking association, agrees to serve as Trustee hereunder;

                       W I T N E S S E T H:

     WHEREAS, the Company has heretofore adopted, for the benefit of its employees, the EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST FOR
EMPLOYEES OF ATMOS ENERGY CORPORATION (hereinafter, the "Prior
Plan"); and

     WHEREAS, pursuant to the provisions of Section 10.01 of the Prior Plan to the effect that the Prior Plan may be amended by the Company, the Company wishes to, and does hereby, amend and restate the Prior Plan, as re-titled EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST FOR EMPLOYEES OF ATMOS ENERGY CORPORATION (AS RESTATED EFFECTIVE JANUARY 1, 1991) (hereinafter, the "Plan"); and

     WHEREAS, the Board of Directors of the Company has heretofore authorized adoption of the Plan and the Trustee is willing to serve in accordance with the provisions hereof; and

     WHEREAS, it is intended that the Plan meet the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of
1986, as amended, and the requirements of the Employee Retirement
Income Security Act of 1974 (hereinafter, "ERISA");

     NOW, THEREFORE, the Company and the Trustee hereby agree as follows:










                            ARTICLE II

      DEFINITIONS, CONSTRUCTION, ADOPTION AND APPLICABILITY

2.01      Definitions

          The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:

          (a) ADDITIONS: With respect to each Year, the total of the Employer contributions allocated to a Participant's Employer Contribution Account, Matching Employer Contribution Account and Salary Reduction Contribution Account.

          (b) AFFILIATE: Any company (other than a Participating Employer) which is (1) a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes an Employer; (2) a trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with an Employer; (3) an organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes an Employer; or (4) any other entity required to be aggregated with an Employer pursuant to Section 414(o) of the Code.

          (c) AUTHORIZED LEAVE OF ABSENCE: Any absence authorized by an Employer under the Employer's standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the absence is caused by war or other emergency, or provided that the Employee is required to serve under the laws of conscription in time of peace, and further provided that the Employee returns to employment with the Employers within the period provided by law.

          (d) BENEFICIARY: A person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section






                    6.05 to receive any death benefit which shall be payable under this Plan.

          (e) CODE: The Internal Revenue Code of 1986, as amended from time to time.

          (f) COMMITTEE: The persons appointed under the provisions of Article VIII to administer the Plan.

          (g) COMMON STOCK: Shares of common stock issued by the Company which are readily tradable on an established securities market.

          (h)       COMPANY:  ATMOS ENERGY CORPORATION, a
                    corporation organized and existing under the laws of the State of Texas, or its successor or successors.

          (i) COMPANY STOCK: Common stock, Preferred Stock and Other Stock.

          (j) COMPENSATION: The total of all amounts paid to a Participant by the Employers for personal services as reported on the Participant's Federal Income Tax Withholding Statement (Form W-2), including any amounts excluded from such reporting pursuant to
                    Section 125 or 401(k) of the Code, but
                    excluding (i) expense reimbursements, (ii) bonuses, (iii) any contributions made under this Plan, any other plan of deferred compensation or any welfare benefit plan (other than amounts contributed pursuant to such Sections 125 and 401(k)), and (iv) other special payments of any kind; provided, however, that for purposes of determining benefits hereunder, the total Compensation of a Participant to be taken into account for a given Year shall not exceed $200,000 (as automatically increased in accordance with Treasury Department regulations to reflect cost-of-living adjustments); provided, further, that for purposes of allocating discretionary Employer contributions made pursuant to Section 4.01(c) hereof for the Year in which a Participant begins or resumes Participation, Compensation before his Participation began or resumed shall be disregarded.

          (k) DISABILITY: A physical or mental condition which, in the judgment of the Committee, based upon medical reports and other evidence satisfactory to the Committee, presumably






                    permanently prevents an Employee from
                    satisfactorily performing his usual duties for the Employers or the duties of such other position or job for which such Employee is qualified by reason of his training, education or experience. An Employee shall be conclusively presumed to have incurred a Disability if he is eligible for Social Security disability benefits.

          (l)       EFFECTIVE DATE:  Except as otherwise
                    specifically provided in Section 9.06 or any other provision hereof, January 1, 1991, the date on which the provisions of this amended and restated Plan became effective.

          (m) EMPLOYEE: Any individual on the payroll of an Employer, including leased employees as defined in Section 414(n) of the Code, whose wages from such Employer are subject to withholding for purposes of Federal income taxes and for purposes of the Federal Insurance Contributions Act. Notwithstanding the foregoing, if such leased employees constitute less than twenty percent (20%) of the Employer's non-highly compensated work force within the meaning of
                    Section 414(n)(5)(C)(ii) of the Code, the term "Employee" shall not include leased employees covered by a plan described in Code
                    Section 414(n)(5) unless otherwise provided by the terms of this Plan.

          (n) EMPLOYEE CONTRIBUTION ACCOUNT: The account maintained for a Participant to record his Employee Contributions and Supplemental Savings, and adjustments relating thereto, as provided under the provisions of the Plan as effective prior to October 1, 1987. If all such Employee Contributions and Supplemental Savings (and related adjustments) have been distributed to affected Employees who are Participants hereunder prior to the Effective Date, then no Employee Contribution Accounts shall be established under this Plan.

          (o) EMPLOYER or PARTICIPATING EMPLOYER: The Company or any other entity which, with the consent of the Company, has adopted this Plan in accordance with the provisions of Section 2.03.

          (p) EMPLOYER CONTRIBUTION ACCOUNT: The account maintained for a Participant to record his share of the discretionary contributions of







                    the Employers made pursuant to Section
                    4.01(c) hereof and adjustments relating
                    thereto.  The beginning balance in this
                    Account shall consist of the Participant's
                    Employer Contribution Account balance under the Prior Plan as of December 31, 1990.

          (q) EMPLOYMENT COMMENCEMENT DATE: The first date on which an Employee completes an Hour of Employment.

          (r)       ERISA:  Public Law No. 93-406, the Employee
                    Retirement Income Security Act of 1974, as amended from time to time.

          (s) EXEMPT LOAN: A loan which a "disqualified person" (as defined in Section 4975(e)(2) of the Code) makes to the Trustee or guarantees (including an unsecured guarantee and the use of assets of a disqualified person as collateral for a loan).

          (t) FIDUCIARIES: The Employers, the Committee, and the Trustee, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in
                    Section 8.01.

          (u)       FORMER PARTICIPANT:  A Participant whose
                    Participation has terminated but who has a vested account balance under the Plan which has not been paid in full.

          (v) HIGHLY COMPENSATED EMPLOYEE: An individual described in Section 414(q) of the Code and the regulations thereunder. Generally, a Participant or Former Participant is considered a Highly Compensated Employee if during the determination year (the Plan Year for which the determination is being made) or the look-back year (the 12-month period immediately preceding the determination year, or, if the Company elects, the calendar year ending with or within the determination year), such Participant or Former
                    Participant:

                    (1)  was a "five percent owner" as defined in
                         Section 416(i)(1)(A)(iii) of the Code;

                    (2) received Compensation from the Employers in excess of $75,000 (as adjusted by the Secretary of the Treasury at the same time and in the same manner as under







                         Section 415(d) of the Code) during the
                         look-back year;

                    (3) received Compensation from the Employers in excess of $50,000 (as adjusted by the Secretary of the Treasury at the same time and in the same manner as under
                         Section 415(d) of the Code) during the
                         look-back year and was in the top-paid
                         group of Employees for the Plan Year.
                         An Employee is in the top-paid group of
                         Employees for any Plan Year if such
                         Employee is in the group consisting of
                         the top twenty percent (20%) of the
                         Employees when ranked on the basis of
                         Compensation paid during the Plan Year;

                    (4)  was an officer as defined in Section
                         416(i) of the Code during the look-back
                         year and received Compensation greater
                         than fifty percent (50%) of the dollar
                         limitation in effect under Section
                         415(b)(1)(A) of the Code; or

                    (5)  is described in the foregoing paragraphs
                         (2), (3) or (4) during the determination year (rather than the look-back year) and is one of the 100 employees who received the most Compensation from the Employers during the determination year.

                    For purposes of this paragraph (v), the
                    determination of Compensation shall be made without regard to Sections 125, 402(a)(8), 402(h)(1)(B) of the Code and, in the case of Employer contributions made pursuant to
                    Section 4.01(a) hereof, without regard to
                    Section 403(b) of the Code. The Company may make a uniform election with respect to all plans of the Company to apply a calendar year calculation, as permitted by Treasury regulations under Section 414(q) of the Code.

          (w) HOUR OF EMPLOYMENT: Each hour (i) for which an Employee is on an Authorized Leave of Absence or is directly or indirectly paid or entitled to payment by an Employer for the performance of duties or for reasons other than the performance of duties, or (ii) for which back-pay (irrespective of mitigation of damages) has been either awarded or agreed to by an Employer. In the case of clause (i), above, each such Hour of Employment shall, in general, be credited for the computation period in which the duties were performed, or






                    to which payments or entitlements to payments relate (in cases in which Hours of Employment are credited for periods in which duties are not performed). In the case of clause (ii), above, each such Hour of Employment shall, in general, be credited for the computation period to which the agreement or award pertains. Notwithstanding any provision to the contrary contained herein, no Employee shall be credited with an Hour of Employment under both clauses (i) and (ii) above.

                    In determining the number of Hours of
                    Employment to be credited to an Employee in the case of a payment which is made or due to an Employee under the provisions of clause
                    (i), above, for a period during which
                    services were not performed (including a payment made by application of clause (ii) for a period also covered by clause (i) during which services were not performed), and the computation period(s) to which Hours of Employment shall be credited, the Committee shall apply the rules set forth in the United States Department of Labor Regulations Sect.2530.200b-2(b) and (c), which rules are incorporated into and made a part of this Plan by reference. Nothing in this paragraph (w) shall be construed as denying an Employee credit for an Hour of Employment which he is required to receive under any Federal law, the nature and extent of which credit shall be determined by such Federal law.

                    Hours of Employment shall be determined from records maintained by each Employer; provided, however, that an Employer may elect to determine Hours of Employment for any classification of Employees which is reasonable, nondiscriminatory and consistently applied, on the basis that Hours of Employment include forty-five (45) Hours of Employment for each week or portion thereof during which an Employee is credited with one (1) Hour of Employment. In determining the equivalent number of Hours of Employment to be credited to an Employee in the case of a payment made or due under clause (i), above, when the payment is not calculated on the basis of units of time, the Committee shall apply the rules set forth in United States Department of Labor Regulations Sect.2530.200b-2(b)(2) and (3). If such a payment is calculated on the basis of units






                    of time, which units are greater than the period of employment used in this equivalency formula, the Employee shall be credited with the number of Hours of Employment included in the periods of employment which, in the course of the Employee's regular work schedule, would be included in the unit or units of time on the basis of which the payment is calculated.

          (x) INCOME: The net gain or loss of the Trust Fund, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of their fair market value, as determined by the Trustee, and the Trustee shall not take into account any indebtedness described in Section 7.02(k) or the value of any Company Stock held in suspense pursuant to such Section.

          (y) LOAN SECURITIES: Company Stock acquired with the proceeds of an Exempt Loan.

          (z) MATCHING EMPLOYER CONTRIBUTION ACCOUNT: The account maintained for a Participant to record his share of the matching contributions of his Employer made pursuant to Section 4.01(b) hereof and adjustments relating thereto. The beginning balance in this Account shall consist of the Participant's Matching Employer Contribution Account balance under the Prior Plan as of December 31, 1990.

          (aa) NON-HIGHLY COMPENSATED EMPLOYEE: An Employee who is not a Highly Compensated Employee.

          (bb) OTHER STOCK: When no stock issued by the Company meets the definition of Common Stock, common stock issued by the Company having a combination of voting power and dividend rights equal to or in excess of--

                    (1)  that class of stock issued by the
                         Company having the greatest voting
                         power, and

                    (2)  that class of stock issued by the
                         Company having the greatest dividend
                         rights.







          (cc) PARTICIPANT: An Employee participating in the Plan in accordance with the provisions of
                    Section 3.01.

          (dd) PARTICIPATION: The period commencing as of the date on which the Employee became a Participant and ending on the date on which the Employee incurs a Severance from Service.

          (ee)      PLAN:  EMPLOYEE STOCK OWNERSHIP PLAN AND
                    TRUST FOR EMPLOYEES OF ATMOS ENERGY
                    CORPORATION (AS RESTATED EFFECTIVE JANUARY 1,
                    1991), the Plan set forth herein, as amended from time to time.

          (ff) PREFERRED STOCK: Shares of non-callable preferred stock convertible into Common Stock at a conversion price which (as of the date of acquisition by the Plan) is reasonable.

          (gg)      PRIOR PLAN:  EMPLOYEE STOCK OWNERSHIP PLAN
                    AND TRUST FOR EMPLOYEES OF ATMOS ENERGY
                    CORPORATION, as constituted prior to January
                    1, 1991.

          (hh) RE-EMPLOYMENT COMMENCEMENT DATE: The first date on which an Employee completes an Hour of Employment upon his return to the employment of the Employers after a Severance from Service.

          (ii) SALARY REDUCTION CONTRIBUTION ACCOUNT: The account maintained for a Participant to record contributions made on his behalf by his Employer pursuant to Section 4.01(a) hereof and adjustments relating thereto. The beginning balance in this Account shall consist of the Participant's Salary Reduction Contribution Account balance as of December 31, 1990.

          (jj)      SERVICE:  A Participant's period of
                    employment with the Employers determined in accordance with Section 3.02.

          (kk) SEVERANCE FROM SERVICE: With respect to an Employee, the earlier of (1) the date on which he quits, or is discharged from, the employment of the Employers, or (2) the date of his retirement, Disability or death.

          (ll) TRUST (or TRUST FUND): The fund established hereunder, maintained in accordance with the terms of the Plan and constituting a part of this Plan.






          (mm) TRUSTEE: Amarillo National Bank, Amarillo, Texas, or any corporation, individual or individuals appointed by the Board of Directors of the Company to administer the Trust.

          (nn) VALUATION DATE: The last day of each month, or the date on which a special valuation is made pursuant to Section 5.02(a).

          (oo)      YEAR or PLAN YEAR:  The 12-month period
                    ending on December 31 of each year.

2.02      Construction

          The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan and not to any particular provision or Section.

2.03      Adoption by Others

          Any Affiliate of the Company may adopt this Plan and thereby become a Participating Employer; provided, however, that the Board of Directors of the Company approves such adoption; provided, further, that the administrative powers and control of the Company as provided herein shall not be deemed diminished under the Plan by reason of the adoption of the Plan by any other Participating Employer, and such administrative powers and control granted in Section 8.01 hereof to the Company with respect to the appointment of the Committee and other matters shall apply only with respect to the Company and not to any other Participating Employer. The Employees of any one Employer shall, for purposes of allocating discretionary Employer contributions pursuant to
          Section 5.02(c) hereof, be treated as employed by all Employers.

2.04      Applicability

          Except to the extent otherwise specifically provided in
          Section 9.06 or any other provision hereof, (i) the provisions of this Plan shall apply only to an Employee who terminates employment on or after the Effective Date, and (ii) the rights and benefits, if any, of a former Employee shall be determined in accordance with the provisions of the Prior Plan (or the provisions of any pre-existing version of the Prior Plan), as in effect on the date on which his employment terminated.







                           ARTICLE III

                    PARTICIPATION AND SERVICE

3.01      Participation

          Except as otherwise provided below, an Employee, other than a leased employee as defined in Section 414(n) of the Code, shall become a Participant in this Plan as follows:

          (a) Any Employee included under the provisions of the Prior Plan as of the Effective Date shall continue to participate in accordance with the provisions of this amended and restated Plan.

          (b) Any other Employee as of the Effective Date who has completed one (1) year of Service shall become a Participant on the Effective
                    Date.

          (c) The Participation of any eligible Employee who does not become a Participant in accordance with paragraphs (a) and (b), above, shall commence as of the earliest January 1 or July 1 as of which he has completed one (1) year of Service.

          Any Employee now or hereinafter covered by a collective bargaining agreement between the Employers and a bargaining agent shall become or remain a Participant in this Plan provided such Plan Participation is negotiated for such Employee, through good faith bargaining, between the Employers and such bargaining agent. Otherwise, any Employee covered by a collective bargaining agreement shall not become, or shall cease to be, a Participant in this Plan. If an Employee covered by a collective bargaining agreement ceases to be a Participant in this Plan, he shall immediately re-enter the Plan as an active Participant when his membership in such unit terminates, provided that he is still an Employee at that time.

          An active Participant who, on or after the Effective Date, incurs a Severance from Service and who is subsequently re-employed by an Employer shall immediately re-enter the Plan as an active Participant on his Re-employment Commencement Date. In the case of an individual who had been included under the Prior Plan but who had terminated employment with the Employers prior to the Effective Date and who is subsequently re-employed by an Employer, such individual shall immediately re-enter the Plan as an







          active Participant on his Re-employment Commencement
          Date.

3.02      Service

          A Participant's eligibility for benefits under the Plan shall be determined on the basis of his period of Service in accordance with the following:

          (a) Service Prior to the Effective Date--For an Employee as of the Effective Date, the Employee's employment with the Employers prior to the Effective Date shall be counted as Service to the extent that such employment was counted as service under the provisions of the Prior Plan, including any period or periods of Authorized Leave of Absence counted as service under such provisions.

          (b) Service On and After Effective Date--On and after the Effective Date, an Employee shall accrue a year of Service for each consecutive twelve (12)-month computation period during which he completes at least one thousand (1,000) Hours of Employment. Such computation period shall begin on his Employment Commencement Date; provided, however, that if the Employee fails to complete one thousand (1,000) Hours of Employment during the first computation period, the second computation period shall be the Plan Year which includes the first anniversary of the Employment Commencement Date, and succeeding computation periods shall also be on the basis of the Plan Year. An Employee who completes a year of Service and, prior to Participation hereunder, incurs a Severance from Service shall, upon re-employment, be credited with such prior year of Service and be entitled to commence Participation on the next following January 1 or July 1, if he is employed by an Employer on such date.

3.03      Transfer

          An Employee who is transferred between Participating
          Employers shall be as eligible for Participation and benefits as in the absence of such transfer.












3.04      Controlled Group

              An Employee who is transferred to or from the employment of an Affiliate shall, solely for purposes of determining the amount of his credited Service hereunder, be treated as employed by an Employer during the period of his employment by such Affiliate.


                            ARTICLE IV

                          CONTRIBUTIONS

4.01      Employer Contributions

              Employers shall make contributions to the Trust
              Fund in accordance with the following:

              (a) Salary Reduction Contributions--For each Year, each Employer shall contribute on behalf of each of its Employees participating in the Plan an amount equal to the total amount of contributions agreed to be made by such Employer pursuant to a salary reduction agreement under Section 4.03 entered into between the Employer and the Participant for such Year. Contributions made by the Employer for a given Year pursuant to this paragraph (a) may be in the form of cash or Company Stock and shall be deposited in the Trust Fund as soon as administratively feasible, but in no event later than ninety
                    (90)-days from the date on which such amount would otherwise have been payable to the Participant, in accordance with Department of Labor Regulation Sect.2510.3-102.

              (b) Matching Employer Contributions--(1) In General. For each Year, each Employer shall contribute on behalf of each of its Employees for whom a contribution was made pursuant to paragraph (a) of this Section 4.01, an amount (determined by the Board of Directors of the Company in its sole discretion and applied on a uniform and non-discriminatory basis) equal to a percentage of such Employee's Compensation which is at least twenty-five percent (25%) of a portion or all (as determined by such Board on such basis) of the annual percentage rate of salary reduction contributions elected by the Employee under Section 4.03; provided that in determining the amount of such contribution, the portion of the annual






                    percentage  rate  of  salary  reduction
                    contributions to be taken into account shall
                    be the same for all participants; provided
                    further,  an  Employer may decline  to  make
                    the  contribution  specified  in  this
                    paragraph  (b)  if  it  determines,  in  its
                    sole discretion,  that  it  will  not  have
                    sufficient current or  accumulated  earnings
                    and  profits  to  make  such contribution;
                    provided  further  that  any  forfeitures
                    under  the Prior Plan (or any pre-existing
                    version thereof)    which have become
                                        available for allocation
                                        during such Year in
                                        accordance with the
                                        provisions of the Prior
                                        Plan (or such pre-
                                        existing version) shall
                                        be taken into account in
                                        determining, and treated
                                        as part of, the aggregate
                                        Employer contributions
                                        under this paragraph (b)
                                        for such Year.
                                        Contributions made by an
                                        Employer for a given Year
                                        pursuant to this
                                        paragraph (b) shall be
                                        deposited in the Trust
                                        Fund no later than the
                                        date on which the
                                        Employer files its
                                        Federal income tax return
                                        for its taxable year
                                        within which such Year
                                        ends (including
                                        extensions which have
                                        been granted for the
                                        filing of such tax
                                        return) and may be in the
                                        form of cash or Company
                                        Stock.  For any Year, an
                                        Employer may decline to
                                        make any portion of the
                                        contribution specified in
                                        this paragraph (b) if the
                                        Employer determines that
                                        such action is necessary
                                        to ensure that the
                                        discrimination tests of
                                        Section 401(m) of the
                                        Code are satisfied; or,
                                        in the alternative, the
                                        Employer may direct the
                                        Trustee to distribute






                                        "excess aggregate
                                        contributions" (as
                                        defined in Section
                                        401(m)(6)(3) of the Code)
                                        to the Participants by or
                                        on whose behalf such
                                        contributions were made
                                        by the last day of the
                                        following Year.

          (2) Discrimination Tests. The discrimination tests of Section 401(m) of the Code are satisfied in the following manner: Each Year, the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year multiplied by 1.25; or, the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year multiplied by two (2), provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

                    For purposes of this subparagraph (2), an Eligible Participant's "Contribution
                    Percentage" shall mean the ratio (expressed as a percentage) of the total of the Matching Employer Contributions under the Plan on behalf of the Eligible Participant for the Year to such Eligible Participant's Compensation for the Year. "Eligible Participant" shall mean any Employee who is authorized under the terms of the Plan to have Matching Employer Contributions allocated to his Matching Employer Contribution Account for the Year. The "Average Contribution Percentage" is the average (expressed as a percentage) of the Contribution Percentages of all Eligible Participants.

                    In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other






                    plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this subparagraph (2) shall be applied by determining the Contribution Percentage of Eligible Participants as if all such plans were a single plan. If a Highly Compensated Employee participates in two (2) or more plans of the Employers to which matching contributions are made then all such contributions shall be aggregated for purposes of this subparagraph (2).

                    For purposes of determining the Contribution
                    Percentage of an Eligible Participant who is a Highly Compensated Employee during the Year in question, the Matching Employer Contributions and Compensation of such Participant shall include the Matching Employer Contributions and Compensation of Family Members (as defined in Section 414(q)(6)(B) of the Code), but such Family Members shall be disregarded in determining the Contribution Percentage for other Highly Compensated Employees and for Eligible Participants who are Non-Highly Compensated Employees.

                    Under regulations promulgated by the
                    Secretary of the Treasury, the Committee may elect, in its sole discretion, to take contributions to a Participant's Salary Reduction Contribution Account into account in computing the Average Contribution Percentage. However, in such a case, the Actual Deferral Percentage tests under
                    Section 4.03(e) must still be computed and met separately, and in connection therewith, no aggregation with Employer Matching Contributions shall be permitted.

          (c) Discretionary Contributions--For each Year, the Employers shall contribute hereunder such additional amount as the Board of Directors of the Company (by a majority vote of the disinterested members thereof) shall determine and authorize, provided that such Board shall not authorize contributions by the Employers at such times or in such amounts that the Plan in operation discriminates in favor of officers, shareholders, or Highly Compensated Employees. The amount to be contributed each Year shall be determined and authorized by the Board of Directors of the Company;






                    provided, that the Employers shall make a minimum annual contribution equal to the amount required pursuant to Section 7.02(k)(5) hereof. Notwithstanding the foregoing provisions of this Section 4.01 and except as otherwise provided in Section 7.02(k), the contribution of the Employers for any Year shall in no event exceed an amount which, when added to amounts contributed pursuant to paragraphs (a) and
                    (b), above, will, under the law then in
                    effect, be deductible by the Employers in computing, on a consolidated return basis, their Federal income taxes for the taxable year within which such Year ends, including any amount deductible pursuant to carryover provisions of the Code. All contributions of the Employers made pursuant to this paragraph
                    (c) for a Year shall be paid to the Trustee, and payment shall be made not later than the date prescribed by law for filing the consolidated Federal income tax return of the Employers for the taxable year within which such Year ends, including extensions which have been granted for the filing of such tax return. Contributions may be in cash or in Company Stock.

4.02      Contributions by Participants

          Except as otherwise provided in Section 4.04 hereof, Participants are neither required nor permitted to make any contributions under this Plan. Under the provisions of the Plan as in effect prior to October 1, 1987, Participants were permitted to make both Employee Contributions and Supplemental Savings contributions. To the extent that such amounts (and related adjustments) have not been distributed to affected Employees who are Participants hereunder prior to the Effective Date, such amounts (and related adjustments) shall be held in Employee Contribution Accounts established for such Employees until distributed in full. Distribution shall be made from each such Employee Contribution Account at such time or times as determined by the Participant for whose benefit the Account was established.

4.03      Participant Salary Reduction

          Upon commencement of Participation hereunder, each Participant shall be given the option to execute a salary reduction agreement. The terms of any such salary reduction agreement shall provide that the Participant agrees to accept a reduction in salary from an Employer equal to any whole percentage of his






          Compensation per payroll period, which percentage shall be neither less than two percent (2%) nor more than ten percent (10%); provided that the total reduction for any Year cannot exceed $7,000 (or such greater amount as permitted under Treasury Department regulations to reflect cost-of-living adjustments). In consideration of such agreement, the Employer will make a salary reduction contribution to the Participant's Salary Reduction Contribution Account on behalf of the Participant for each Year in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during the Year pursuant to the salary reduction agreement.

          Amounts credited to a Participant's Salary Reduction Contribution Account pursuant to Section 4.01(a) and this Section shall be one hundred percent (100%) vested and non-forfeitable at all times. If a Participant enters into a salary reduction agreement with his Employer for a given Year, his Compensation for such Year for all purposes of this Plan shall be equal to his Compensation before application of the salary reduction agreement.

          Further, salary reduction agreements shall be governed by the following:

          (a) A salary reduction agreement shall apply to each payroll period during which an effective salary reduction agreement is on file with the Participant's Employer.

          (b) A salary reduction agreement may be entered into or amended by a Participant only on January 1 or July 1 of each Year, to be effective as of the date specified in paragraph (c), below. A salary reduction agreement may be terminated by a Participant at any time upon written notice to the Committee. If a Participant terminates his salary reduction agreement, then, notwithstanding any provision to the contrary herein contained, he may not enter into another salary reduction agreement earlier than the January 1 or July 1 immediately following the end of a six (6)-month period beginning on the date of such termination.

          (c) Salary reduction agreements and amendments to, or terminations of, salary reduction agreements shall be effective as of, and shall not apply to any payroll period preceding, the payroll period next following the date on which the salary reduction agreement or amendment to, or termination of,






                    the salary reduction agreement is executed by the Participant and his Employer.

          (d) An Employer may amend or revoke its salary reduction agreement with any Participant at any time if the Employer determines that such revocation or amendment is necessary (i) to ensure that a Participant's Additions for any Year will not exceed the limitations of
                    Section 5.03 hereof, (ii) to ensure that Employer contributions made pursuant to
                    Section 4.01 hereof are fully deductible by the Employer for Federal income tax purposes, or (iii) to ensure that the discrimination tests of Section 401(k) of the Code are met for such Year. In any case in which such discrimination test is not met for a Year, the Employer may, in the alternative, (i) direct the Trustee to distribute "excess contributions" (as defined in Section 401(k)(8)(B) of such Code) to the Participants on whose behalf such contributions were made within two and one-half (2-1/2) months of the beginning of the subsequent Year, or (ii) make such additional contributions to the Salary Reduction Contribution Accounts of Participants who are Non-Highly Compensated Employees to cause such test to be satisfied.

          (e) The discrimination tests of Section 401(k) of the Code are satisfied in the following manner: Each Year, the Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Year shall bear a relationship to the Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year whereby the Actual Deferral Percentage for the group of Eligible Participants who are Highly Compensated Employees for the Year is not more than the Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year multiplied by 1.25; or, the excess of the Actual Deferral Percentage for the group of Eligible Participants who are Highly Compensated Employees for the Year over that of all Eligible Participants who are Non-Highly Compensated Employees for the Year shall not be more than two (2) percentage points, and the Actual Deferral Percentage for the group of Eligible Participants who are Highly Compensated Employees for the Year is not






                    more than the Actual Deferral Percentage of all Eligible Participants who are Non-Highly
                    Compensated Employees for the Year multiplied by two (2).

                    For purposes of this paragraph (e), the
                    "Actual Deferral Percentage" for a specified group of Eligible Participants for a Year shall be the average of the ratios (expressed as a percentage and calculated separately for each Eligible Participant in such group) of
                    (i) the amount of each such Eligible
                    Participant's Salary Reduction Contributions actually paid over to the Trust on behalf of the Participant for such Year, to (ii) such Participant's Compensation for the Year. The term "Eligible Participant" shall mean any Employee who is authorized under the terms of the Plan to have contributions allocated to his Salary Reduction Contribution Account for the Year.

                    In the event that this Plan satisfies the requirements of Sections 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Sections 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this paragraph (e) shall be applied by determining the Actual Deferral Percentage of Eligible Participants as if all such plans were a single plan. If a Highly Compensated Employee participates in two (2) or more plans of the Employers to which salary reduction contributions are made, then all such contributions shall be aggregated for purposes of this paragraph (e).

                    For purposes of determining the Actual
                    Deferral Percentage of an Eligible
                    Participant who is a Highly Compensated
                    Employee, the Salary Reduction Contributions and Compensation of such Participant shall include the Salary Reduction Contributions and Compensation of Family Members (as defined in Section 414(q)(6)(B) of the Code), but such Family Members shall be disregarded in determining the Actual Deferral Percentage for other Highly Compensated Employees and for Eligible Participants who are Non-Highly Compensated Employees.

          (f) An Employer may revoke its salary reduction agreements with all Participants or amend its






                    salary reduction agreements with all
                    Participants on a uniform basis, if it
                    determines that it will not have sufficient current or accumulated profits to make the contributions to the Plan required by the salary reduction agreements.

          (g) Except as provided above, a salary reduction agreement applicable to any given Year, once made, may not be revoked or amended by the Participant or the Employer.

          Upon termination of employment, a Participant's Salary
          Reduction Contribution Account shall be distributed in accordance with Article VI.

4.04      Rollover Contributions; Transfers

          With the approval of the Committee, a Participant who was a participant in another plan of deferred compensation which is qualified under Section 401(a) of the Code may contribute to this Plan a portion or all of the amount of any "qualifying rollover distribution" received by him from such other plan. Any amounts so contributed shall be held in a subaccount of the Participant's Employer Contribution Account. Such subaccount shall be 100% vested in the Participant, shall share in Income allocations in accordance with
          Section 5.02(a), but shall not share in Employer contribution allocations. Upon termination of employment, the total amount in such subaccount shall be distributed in accordance with Article VI. The term "qualifying rollover distribution" is herein defined as any amount which, pursuant to Section 402(a)(5) of the Code may be transferred to this Plan and thereby not be includible in the gross income of the recipient for the taxable year in which paid.

          Without express authorization by the Board of Directors of the Company, the Trustee hereunder shall not accept any direct or indirect transfer of assets in connection with a merger, spinoff, or conversion of a plan, or direct or indirect transfer of assets solely with respect to an Employee, if such transfer is from a defined benefit plan, or from a defined contribution plan that is either subject to the funding standards of
          Section 412 of the Code or otherwise subject to the requirements of Section 401(a)(11)(A) of the Code. In the case of a transfer to the Trustee of all or any of the assets held in respect of any type of qualified plan or trust by the trustee of the transferor plan, the amounts so transferred shall be allocated under this Plan to the individual account of each Participant who was also a participant in such other qualified plan. In no event shall a Participant's vested






          interest in such a transferred account be less after such transfer than it was prior to such transfer, or, in the alternative, this Plan may provide that the entire value of such transferred accounts shall be fully vested and nonforfeitable in the Participant thereof.

          The Trustee, upon direction from the Committee, may transfer any amount available for distribution to a Participant hereunder by reason of termination of employment to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by such employer in writing as meeting the requirements of
          Section 401(a) of the Code, provided that the trust to which such transfer is to be made permits such transfers.



                            ARTICLE V

              ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

5.01      Individual Accounts

          The Committee shall create and maintain adequate records to disclose the interest in the Trust of each Participant, Former Participant and Beneficiary. Such records shall be in the form of individual accounts and credits and charges shall be made to such accounts in the manner herein described. When appropriate, a Participant shall have four separate accounts, an Employer Contribution Account, a Salary Reduction Contribution Account, a Matching Employer Contribution Account, and an Employee Contribution Account. The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required.

5.02      Account Adjustments

          The accounts of Participants, Former Participants and
          Beneficiaries shall be adjusted in accordance with the following:

          (a) Income--(1) In General. The Income of the Trust Fund for each month shall be allocated to the accounts of Participants, Former Participants and Beneficiaries who had unpaid balances in their accounts on the last day of such month in accordance with the ratio of the average balance of cash in each Participant's accounts during the month to the average balance of cash in all accounts






                    during the month. If, upon a Participant's
                    Severance from Service, a significant change
                    (as determined by the Committee) in the value of the assets has occurred since the last Valuation Date, the Committee shall instruct the Trustee to determine the Income since the last Valuation Date, in which event the accounts of such Participant, if he incurs a Severance from Service prior to the next Valuation Date, shall be adjusted to reflect this determination. Each Valuation shall be based on the fair market value of assets in the Trust Fund on the Valuation Date.

                    (2) Fixed Income Fund. To the extent that a Participant's accounts are invested in the Fixed Income Fund described in
                         Section 7.02(l) hereof, earnings
                         attributable to the portion so invested
                         (hereinafter, the "Fixed Income
                         Portion") shall be allocated on the
                         following basis: such earnings for each month shall be allocated to the accounts of Participants, Former Participants and Beneficiaries who had unpaid balances in the Fixed Income Portions of their accounts on the last day of the month in proportion to the balances in the Fixed Income Portions in such accounts at the beginning of the month, but after first reducing each such balance in the Fixed Income Portion by any distribution from the Fixed Income Portion during the month.

                    (3)  Diversified Investments.  To the extent
                         that the accounts of a Participant are
                         invested, pursuant to Section 7.04 or
                         7.05 hereof, in the Diversified Fund
                         described in such Section 7.05, earnings attributable to the portion so invested (hereinafter, the "Diversified Portion") shall be allocated on the following basis: such earnings for each month shall be allocated to the accounts of Participants, Former Participants and Beneficiaries who had unpaid balances in the Diversified Portions of their accounts on the last day of the month in proportion to the balances in the Diversified Portions in such accounts at the beginning of the month, but after first reducing each such balance in the Diversified Portion by any distribution







                         from the Diversified Portion during the
                         month.

          (b) Salary Reduction and Matching Employer Contributions--The Employer contributions for a Year made on behalf of a Participant pursuant to Section 4.01(a) and (b) hereof shall be allocated, respectively, to the Participant's Salary Reduction Contribution Account and Matching Employer Contribution Account effective as of a date no later than the last day of such Year.

          (c) Employer Contributions--Subject to the provisions of Section 7.02(k) hereof, relating to the repayment of Exempt Loans, as of the end of each Year, each Employer's discretionary contribution for the Year made pursuant to Section 4.01(c) hereof shall be allocated among those Participants who were in the employ of any Employer on the last day of the Year according to the ratio that each such Participant's Compensation for the Year bears to the total Compensation of all eligible Participants for the Year.

          (d)       Company Stock--Subject to the provisions of
                    Section 7.02(i) hereof, any cash dividends earned by Company Stock, and any Company Stock received by the Trustee as a stock split or dividend or as a result of a reorganization or other recapitalization of the Company, shall be allocated as of each Valuation Date in the same manner as the Company Stock to which it is attributable is then allocated. In addition, as of each Valuation Date, the value of the Company Stock held in an account of a Participant, Former Participant or Beneficiary shall, together with related unrealized gains and losses, be noted on such account.

5.03      Maximum Additions

          (a) Notwithstanding anything contained herein to the contrary, the total Additions made to the Salary Reduction, Matching Employer and Employer Contribution Accounts of a Participant for any Year shall not exceed the lesser of (1) or (2), where--

                    (1)  is the greater of (i) $30,000 (or such
                         greater amount as permitted under
                         Internal Revenue Service rulings to
                         reflect increases in the cost-of-living)






                         or (ii) one-fourth (1/4) of the dollar
                         limitation in effect under Section
                         415(b)(1)(A) of the Code; and

                    (2)  is 25% of the Participant's total
                         compensation for such Year.

                    For purposes of this Section 5.03, a
                    Participant's "total compensation" includes earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employers (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and excluding the following: (i) Employer contributions to a plan of deferred compensation to the extent contributions are not included in gross income of the Participant for the taxable year in which contributed, or on behalf of a Participant to a Simplified Employee Pension plan to the extent such contributions are deductible under Section 219(b)(7) of the Code, and any distributions from a plan of deferred compensation whether or not includible in the gross income of the Participant when distributed; (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (iv) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of a 403(b) annuity contract (whether or not the contributions are excludible from the gross income of the Participant); and (v) compensation for a Year in excess of $200,000 (as automatically increased in accordance with Treasury Department regulations to reflect cost-of-living adjustments).

          (b) If such Additions exceed the limitation set forth in paragraph (a), above, such excess shall be reallocated to eligible Participants for the Year in accordance with Section 5.02(c). In the event that all or any






                    portion of such excess cannot be reallocated for such Year because of the application of paragraph (a), above, the amount which cannot be so reallocated shall be held in a suspense account until it can be so reallocated in a subsequent Year, and no further Additions shall be made to Participants' accounts until the amount in such suspense account has been fully reallocated. Notwithstanding any provision to the contrary herein contained, if this Plan terminates during any Year in which such suspense account cannot be reallocated because of the application of paragraph (a), above, the amount in such suspense account shall revert to the Employers.

          (c) Notwithstanding the foregoing, the otherwise permissible annual Additions for any Participant under this Plan may be further reduced to the extent necessary, as determined by the Committee, to prevent disqualification of the Plan under Section 415 of the Code which imposes the following additional limitations on the benefits payable to Participants who also may be participating in another tax-qualified pension, profit sharing, savings or stock bonus plan maintained by his Employer: If an individual is a Participant at any time in both a defined benefit plan and a defined contribution plan maintained the Employers, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.0. The defined benefit plan fraction for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under the Plan (determined at the close of the Plan Year) and the denominator of which is the lesser of (i) 1.25 multiplied by $90,000 or such greater amount permitted by Internal Revenue Service regulations to reflect cost-of-living adjustments, or (ii)
                    1.4 multiplied by 100% of the Participant's average monthly compensation, as defined in the applicable Income Tax regulations under
                    Section 415 of the Code during the three consecutive years when the total compensation paid to him was highest. The defined contribution plan fraction for any Plan Year is a fraction, the numerator of which is the sum of the annual Additions to the Participant's accounts in such Plan Year and for all prior Plan Years and the denominator






                    of which is the sum of the applicable maximum amounts of annual Additions which could have been made under Section 415(c) of the Code for such Plan Year and for all prior years of such Participant's employment (assuming for this purpose, that said Section 415(c) had been in effect during such prior years). The applicable maximum amount for any Plan Year shall be equal to the lesser of (i) 1.25 multiplied by the dollar limitation in effect for such Plan Year under Section 415(c)(1)(A) of the Code, or (ii) 1.4 multiplied by 25% of the Participant's total compensation for such Plan Year.

          (d) For purposes of this limitation, all defined benefit plans of the Employers, whether or not terminated, are to be treated as one defined benefit plan and all defined contribution plans of the Employers, whether or not terminated, are to be treated as one defined contribution plan. The extent to which annual Additions under the Plan shall be reduced as compared to the extent to which the annual benefit under any defined benefit plans shall be reduced in order to achieve compliance with the limitations of Section 415 of the Code shall be determined by the Committee in such a manner as to maximize the aggregate benefits payable to such Participant. If such reduction is under this Plan, the Committee shall advise affected Participants of any additional limitation on their annual benefits required by this paragraph.

          (e) The above limitations are intended to comply with the provisions of Section 415 of the Code so that the maximum benefits provided by plans of the Employers shall be exactly equal to the maximum amounts all Section 415 of such Code and regulations thereunder. If there is any discrepancy between the provisions of this Section 5.03 and the provisions of Section 415 of such Code and regulations thereunder, such discrepancy shall be resolved in such a way as to give full effect to the provisions of such Section 415.

          (f) For purposes of this Plan, the "limitation year" shall be the Plan Year.









5.04      Top-Heavy Provisions

          The following provisions shall become effective in any Year in which the Plan is determined to be a Top-Heavy
          Plan:

          (a) Determination of Top-Heavy--The Plan will be considered a Top-Heavy Plan for the Year if as of the last day of the preceding Year (the "determination date"), (1) the value of the sum of Employer Contribution Accounts, Matching Employer Contribution Accounts, Salary Reduction Contribution Accounts, plus Employee Contribution Accounts (but not including any allocations to be made as of such last day of the Year except contributions actually made on or before that date and allocated pursuant to Sections 5.02(b) and (c)) of Participants who are Key Employees (as defined below) exceeds 60% of the value of the sum of Employer Contribution Accounts, Matching Employer Contribution Accounts, Salary Reduction Contribution Accounts, plus Employee Contribution Accounts (but not including any allocations to be made as of such last day of the Year except contributions actually made on or before that date and allocated pursuant to Sections 5.02(b) and (c)) of all Participants and their Beneficiaries (the "60% Test"), or (2) the Plan is part of a required aggregation group (within the meaning of Section 416(g)(2) of the Code) and the required aggregation group is top-heavy. However, and notwithstanding the results of the 60% Test, the Plan shall not be considered a Top-Heavy Plan for any Year in which the Plan is a part of a required or permissive aggregation group (within the meaning of Section 416(g)(2) of the Code) which is not top-heavy. For purposes of the "60% Test" for any Plan Year,
                    (i) the value of the Employer, Matching
                    Employer, Salary Reduction and Employee
                    Contribution Accounts of individuals who are former Key Employees shall not be taken into account and (ii) the value of the Employer, Matching Employer, Salary Reduction and Employee Contribution Accounts of individuals who have not performed services for an Employer for the five (5)-year period ending on the determination date shall not be taken into account. Section 416(g)(2) of the Code, referred to above, provides as follows:








                    "(2) AGGREGATION - For purposes of this
                    subsection

                         (A) Aggregation Group--

                              (i)  Required Aggregation - The
                         term 'aggregation group' means--

                                   (I)  each plan of the employer
                              in which a key employee is a
                              participant;

                                   (II) each other plan of the
                              employer which enables any plan
                              described in subclause (I) to meet
                              the requirements of section
                              401(a)(4) or 410; and

                                   (III) any plan terminated by
                              the employer within five years of
                              the determination date of the plan
                              year in question that would, but
                              for the fact that it was
                              terminated, be described in
                              subclause (I) or (II).  For
                              purposes of section 416, a
                              terminated plan is one that has
                              been formerly terminated, has
                              ceased crediting service for
                              benefit accruals and vesting, and
                              has been or is distributing all
                              plan assets to participants or
                              their beneficiaries as soon as
                              administratively feasible.

                              (ii) Permissive Aggregation - The
                         employer may treat any plan not required to be included in an aggregation group under clause (i) as being part of such group if such group would continue to meet the requirements of section 401(a)(4) and 410 with such plan being taken into account.

                         (B)  Top-Heavy Group--The term 'top-
                    heavy group' means any aggregation group if-

                              (i)  the sum (as of the
                         determination date) of--

                                   (I)  the present value of the
                              cumulative accrued benefits for key
                              employees under all defined benefit
                              plans included in such group, and







                                   (II) the aggregate of the
                              accounts of key employees under all
                              defined contribution plans included
                              in such group,

                              (ii) exceeds 60 percent of a
                         similar sum determined for all
                         employees."

                    For purposes of this Section 5.04, a "Key
                    Employee" is an Employee as defined in Code
                    Section 416(i)(1) and the regulations
                    thereunder.  Generally, any Employee or
                    former Employee (as well as each of his
                    Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year or any of the preceding four (4) Plan Years, is or has been--

                    (1)  an officer of an Employer (as that term
                         is defined in the regulations under
                         Section 416 of the Code) having annual
                         Compensation greater than 50 percent of
                         the amount in effect under Section
                         415(b)(1)(A) of the Code for any such
                         Plan Year.

                    (2)  one of the ten Employees having annual
                         Compensation from the Employers for a
                         Plan Year greater than the dollar
                         limitation in effect under Section
                         415(c)(1)(A) of the Code for the
                         calendar year in which such Plan Year
                         ends and owning (or considered as owning within the meaning of Section 318 of the
                         Code) the largest interests in the
                         Employers.

                    (3)  a "five percent owner" of an Employer.
                         A "five percent owner" is any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of all outstanding stock of an Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of such Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in an Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c),







                         and (m) of the Code shall be treated as
                         separate employers.

                    (4)  a "one percent owner" of an Employer
                         having annual Compensation from the
                         Employers of more than $150,000.  "One
                         percent owner" means any person who owns
                         (or is considered as owning within the
                         meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock of an Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of such Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in an Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c), and (m) of the Code shall be treated as separate employers. However, in determining whether an individual has Compensation of more than $150,000, Compensation from each employer required to be aggregated under Sections 414(b), (c), and (m) of the Code shall be taken into account.

                    The determination of Compensation shall be made without regard to Sections 125, 402(a)(8), 402(h)(1)(B) of the Code and, in
                    the case of Employer contributions made
                    pursuant to a salary reduction agreement, without regard to Section 403(b) of the Code.

          (b) Minimum Allocations--Notwithstanding the provisions of Sections 5.02(b) and (c), for any Year during which the Plan is deemed a Top-Heavy Plan, the amount of Employer contribution for the Year to be allocated in the aggregate to the Matching Employer Contribution Account and the Employer Contribution Account of each Participant who is not a Key Employee shall not be less than the lesser of (i) three percent (3%) of the Participant's total compensation for the Year or (ii) the Participant's total compensation for the Year multiplied by the percentage obtained by dividing the amount allocated in the aggregate to the Matching Employer Contribution Account and the Employer Contribution Account of the most highly compensated Key Employee for the Year by so much of the total compensation of such Key






                    Employee for the Year as does not exceed
                    $200,000 (as automatically increased in
                    accordance with Treasury Department
                    regulations providing for cost-of-living adjustments); provided that the requirements of this paragraph (b) shall not apply to the extent that the minimum allocations set forth herein are made under another defined contribution plan maintained by an Employer; provided further that the minimum allocations required herein shall be offset by any minimum benefit provided under a defined benefit plan maintained by an Employer.

          (c) Impact on Maximum Benefits--For any Plan Year in which the Plan is a Top-Heavy Plan,
                    Section 5.03 shall be read by substituting the number "1.00" for the number "1.25" wherever it appears therein; provided, however, that where the Plan is not a "Super" Top-Heavy Plan (as defined in Section 416(h)(2)(B) of the Code), no such substitution shall occur if, for such Plan Year, the minimum allocations determined pursuant to paragraph (b) of this Section are determined by reference to 4%, in lieu of 3%, of total compensation.

          (d) "Total Compensation" Defined--The term "total compensation" as used in this Section 5.04 shall have the same meaning as that set forth in Section 5.03(a) hereof.


                            ARTICLE VI

                             BENEFITS

6.01      Retirement or Disability

          If a Participant's employment with his Employer is terminated at or after his normal retirement date, or if his employment is terminated prior to his normal retirement date because of Disability, he shall be entitled to receive the entire amount then in each of his accounts in accordance with Section 6.04. The "entire amount" in a Participant's accounts at termination of employment shall include any Employer contributions to be made pursuant to Section 4.01(a) or
          (b) for the Year of termination of employment but not yet allocated. If a Participant remains in employment after his normal retirement date, he shall continue to be treated as an active Participant hereunder. Except to the extent that Section 1121(d)(4) of the Tax Reform Act of 1986 provides otherwise, a Participant must






          commence receipt of his benefits no later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2. For purposes of this Plan, the term "normal retirement date" means, with respect to a Participant, the first day of the month coincident with, or immediately following, his attainment of age sixty-five (65).

6.02      Death

          In the event that the termination of employment of a Participant is caused by his death, the entire amount then in each of his accounts shall be paid to his Beneficiary in accordance with Section 6.04 after receipt by the Committee of acceptable proof of death. The "entire amount" in a Participant's accounts at termination of employment shall include any Employer contributions to be made pursuant to Section 4.01(a) or
          (b) for the Year of termination of employment but not yet allocated.

6.03      Termination for Other Reasons

          If a Participant's employment with his Employer is terminated before his normal retirement date for any reason other than Disability or death, the Participant shall be entitled to receive the entire amount then in each of his accounts in accordance with Section 6.04. The "entire amount" in a Participant's accounts at termination of employment shall include any Employer contributions to be made pursuant to Section 4.01(a) or
          (b) for the Year of termination of employment but not yet allocated.

6.04      Payments of Benefits

          The following provisions shall apply with respect to the method and timing of benefit payments hereunder:

          (a) In General--Payment of a Participant's benefits shall commence as soon as practicable after the date on which the Committee determines the final balances in such Participant's accounts; provided that the Participant must consent to a distribution prior to the date specified below where the value of his account balances exceeds $3,500. However, and notwithstanding anything to the contrary herein contained, payment of a Participant's benefits must commence no later than the earliest of: (i) except to the extent that Section 1121(d) (4) of the Tax Reform Act of 1986 provides otherwise, April 1 of the calendar year following the calendar year in which the






                    Participant attains age seventy and one-half
                    (70-1/2); (ii) one year after the latest of the close of the Year in which the Participant terminates employment due to attainment of normal retirement, Disability or death or which is the fifth Year following the Year in which the Participant otherwise terminates employment; or (iii) the 60th day after the latest of the close of the Year in which the Participant attains age sixty-five
                    (65), in which occurs the date ten years after the date the Participant first commenced Participation in the Plan, or in which the Participant incurs a Severance from Service. A benefit payment to a Participant prior to his attainment of age 59-1/2 shall require the Participant's approval, prior to which the Participant shall have been advised by the Committee that an additional income tax may be imposed equal to ten percent (10%) of the portion of the amount so received which is included in his gross income for the taxable year of receipt unless, among others,
                    (i) such distribution is made on account of death or Disability, (ii) such distribution is part of a scheduled series of substantially equal periodic payments for the life of the Participant (or the joint lives of the Participant and his Beneficiary) or the life expectancy of the Participant (or the joint life expectancies of the Participant and his Beneficiary), (iii) such distribution is used to pay medical expenses to the extent deductible under Section 213 of the Code (determined without regard to whether the Participant itemizes deductions),
                    (iv) such distribution is made to an
                    alternate payee pursuant to a "qualified domestic relations order" described in
                    Section 9.03 hereof, or (v) such distribution is made to a Participant by reason of "early retirement." For purposes of the preceding sentence, a Participant who terminates employment on or after his attainment of age 55 for reasons other than death, Disability or normal retirement shall be treated as having separated from service by reason of "early retirement." Subject to the provisions of paragraph (b) of this Section, the Participant's benefits shall in all events be distributed in a lump sum.

                    Distributions hereunder to Participants,
                    Former Participants or Beneficiaries may be in the form of Company Stock or cash, as






                    determined by the Committee; provided,
                    however, that except to the extent that a distribution is attributable to that portion, if any, of a Participant's account balances invested, pursuant to Section 7.04 hereof, in the Diversified Fund described in Section
                    7.05 hereof, any such distributee shall have the right to demand that distribution be made to him in the form of Company Stock and shall have been given written notification of such right by the Committee prior to the date of any cash distribution to him; provided further, that fractional shares shall, in all events, be paid in cash. In the event that the Articles of Incorporation or bylaws of the Company are amended to restrict the ownership of substantially all outstanding shares of Company Stock to Employees and/or to the Trust Fund, then distributions hereunder to Participants, Former Participants and Beneficiaries shall, in all events, be in the form of cash.

          (b) Special Rules Applicable to Certain Participants--Notwithstanding the preceding provisions of this Section 6.04, the following special rules shall apply with respect to payments made to or on behalf of a Participant who, on or after January 1, 1985, receives a transfer to this plan of assets (other than a transfer made pursuant to a qualifying rollover distribution described in
                    Section 4.04 hereof) from a plan described in
                    Section 401(a)(11)(B)(i) or (ii) of the Code:

                    (1)  Unmarried Participant.  If the
                         Participant is unmarried, any benefits
                         payable to the Participant under Section
                         6.01 or 6.03 hereof shall be paid in the form of a life annuity; provided, that the Participant may elect not to receive his benefits in such form, in which event the Committee shall direct the Trustee to distribute the Participant's benefits in the method specified in paragraph (a) of this Section 6.04.

                    (2) Married Participant. If the Participant is married, the following provisions shall apply:

                         (A)  Pre-Retirement Survivor Annuity.
                              Any death benefits payable pursuant
                              to Section 6.02 hereof, shall be
                              paid to the Participant's surviving






                              spouse in the form of a life
                              annuity; provided, however, that,
                              at any time prior to the
                              Participant's death, the
                              Participant and his spouse may, by
                              written and notarized election
                              acknowledging the effect of such
                              election, direct that such death
                              benefits be payable to one or more
                              other Beneficiaries and/or in the
                              form provided under paragraph (a),
                              above.

                         (B)  Qualified Joint and Survivor
                              Annuity.  Any benefits payable
                              under Section 6.01 or 6.03 hereof,
                              shall be paid in the form of a
                              joint and survivor annuity under
                              which a monthly amount is payable
                              to the Participant for his life,
                              and, upon his death, no less than
                              fifty percent (50%), nor more than
                              one hundred percent (100%), of such
                              monthly amount is payable to his
                              spouse, if surviving, for the
                              remainder of the spouse's life;
                              provided, however, that, within a
                              period beginning ninety (90) days
                              prior to the date on which benefits
                              commence, the Participant and his
                              spouse may, by a written and
                              notarized election acknowledging
                              the effect of such election, direct
                              that the Participant's benefits be
                              paid in the form provided under
                              paragraph (a), above.

                    (3)  Distribution of Small Amounts.
                         Notwithstanding the preceding provisions of this paragraph (b), a Participant's benefits hereunder shall in all events be paid in a lump sum if the total of such benefits is $3,500 or less.

6.05      Designation of Beneficiary

          Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be on a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each






          Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. Except as otherwise provided below, the revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

          If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of the Participant's benefits, the Committee shall direct the Trustee to distribute such Participant's benefits (or the balance thereof) to his surviving spouse or, if he has no surviving spouse, then, in the Committee's discretion, to either:

          (a) any one or more of the next of kin of such Participant, and in such proportions as the Committee determines; or

          (b)       the estate of the last to die of such
                    Participant and his Beneficiary or
                    Beneficiaries.

          Notwithstanding any provision to the contrary herein contained, the designation by a married Participant of a Beneficiary other than his spouse shall require the written and notarized consent of such spouse. The consent must name the designated Beneficiary or Beneficiaries who are to be the recipient(s) of the Participant's benefits. The spouse's consent must acknowledge the effect of the election and be witnessed by a notary public.

6.06      In-Service Withdrawals

          (a) From Salary Reduction Contribution Account-- No amounts may be withdrawn by a Participant from his Salary Reduction Contribution Account prior to termination of employment with the Employers except in accordance with the following:

                    (1)  If the Participant elects a withdrawal
                         prior to the date on which he attains
                         age 59-1/2, such withdrawal (i) may not
                         include any earnings accrued after 1988
                         and (ii) will require the consent of the Committee. Such consent shall be given only if the Participant is able to demonstrate financial hardship. The Committee will determine that the Participant has properly demonstrated financial hardship only if the






                         Participant demonstrates that the
                         purpose of the withdrawal is to meet
                         immediate and heavy financial needs, the amount of the withdrawal does not exceed such financial needs, and the amount of the withdrawal is not reasonably available from other resources. The Participant will be considered as having demonstrated that the purpose of the withdrawal is to meet his immediate and heavy financial needs only if he represents that the distribution is on account of--

                         (A)  medical expenses (as described in
                              Section 213(d) of the Code)
                              incurred by the Participant, his
                              spouse or any of his dependents;

                         (B)  the purchase (excluding mortgage
                              payments) of a principal residence
                              for the Participant;

                         (C)  the payment of tuition for the next
                              twelve (12) months of post-
                              secondary education for the
                              Participant, his spouse, children
                              or dependents; or

                         (D)  imminent threat of foreclosure on
                              the mortgage of the Participant's
                              principal residence.

                         Moreover, the Participant will be
                         considered as having demonstrated that
                         the amount of the withdrawal is
                         unavailable from his other resources and in an amount not in excess of that necessary to satisfy his immediate and heavy financial needs only if each of the following requirements is satisfied:

                         (AA) the Participant represents that the
                              distribution is not in excess of
                              the amount of his immediate and
                              heavy financial needs; and

                         (BB) the Participant has obtained all
                              distributions, other than hardship
                              distributions, and all nontaxable
                              loans currently available to him
                              under all plans currently
                              maintained by the Employers.








                         In the event of any withdrawal by a
                         Participant pursuant to this
                         subparagraph (1), (i) such Participant's
                         Salary Reduction Contributions under
                         this Section 4.03 and his contributions
                         under all other employee plans
                         maintained by the Employers shall be
                         suspended for a period of twelve (12)
                         months following such withdrawal, and
                         (ii) for the taxable year following his
                         taxable year in which such withdrawal
                         occurred, the amount of the
                         Participant's Salary Reduction
                         Contributions may not exceed the
                         limitation on the amount of Salary
                         Reduction Contributions which may be
                         contributed, as set forth in the first
                         paragraph of this Section 4.03, less the amount of any Salary Reduction Contributions made by said Participant during the taxable year of the withdrawal. Withdrawal elections under this subparagraph (1) may be made at any time but not more frequently than once each calendar year. All withdrawals under this subparagraph shall be made in accordance with the provisions of
                         Section 6.04 hereof, relating to the
                         form of payment.  The Committee shall
                         advise any Participant who elects a
                         withdrawal prior to his attainment of
                         age 59-1/2 of the potential imposition
                         of the additional income tax described
                         in Section 6.04(a) hereof.

                    (2)  If the Participant elects a withdrawal
                         on or after the date on which he attains age 59-1/2, such a withdrawal will not require the consent of the Committee.

                    (3)  Any withdrawal by a Participant may not
                         exceed the balance then credited to his
                         Salary Reduction Contribution Account.
                         All withdrawal elections shall be made
                         by a Participant on written forms
                         supplied by the Committee for that
                         purpose.

          (b) From Employer Contribution Account or Matching Employer Contribution Account--On any January 1, a Participant may elect to withdraw any amount in his Employer Contribution Account or Matching Employer Contribution Account, but only to the extent that such amount had been allocated to either






                    such account at least two (2) years prior to withdrawal; provided, however, that a Participant may withdraw any amount allocated to either such Account at any time such Participant properly demonstrates a financial hardship as described in Section 6.06(a)(1) hereof. A Participant shall not cease to be a Participant under the Plan solely because a distribution is made to such Participant pursuant to this Section 6.06(b). Withdrawal elections shall be made by the Participant on written forms provided by the Committee for that purpose.

          (c) Section 6.04 to Apply--All withdrawals shall be made in accordance with the provisions of
                    Section 6.04 hereof, relating to the form of payment. The Committee shall advise any Participant who elects a withdrawal prior to his attainment of age 59-1/2 of the potential imposition of the additional income tax described in Section 6.04(a) hereof.


                           ARTICLE VII

                      TRUST FUND AND TRUSTEE

7.01      In General

          All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. All assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants, Former Participants, and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employers and shall not revert to or inure to the benefit of any Employer. Notwithstanding anything herein to the contrary and pursuant to Section 403(c)(2) of ERISA, upon an Employer's request, a contribution which was made by such Employer under a mistake of fact, or conditioned upon qualification of the Plan or any amendment thereof or upon the deductibility of the contribution under
          Section 404 of the Code, shall be returned to the Employer within one (1) year after the payment of the contribution, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable. The earnings attributable to the amount to be returned may not be distributed to the Employer but losses attributable thereto must reduce the amount to be returned to said Employer.







7.02      Investment of the Trust Fund

          (a) The Plan is specifically designated as an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code. Accordingly, and subject to the provisions of paragraph (l) of this Section and Sections
                    7.04 and 7.05 hereof, the Trustee shall
                    invest the Trust Fund primarily in Company
                    Stock.  The Trustee may use the funds
                    contributed by an Employer to purchase
                    Company Stock from the Company or from any shareholder of the Company at a price to be determined in accordance with paragraph (e) below. Such stock may be treasury stock which has been purchased by the Company or it may be stock which has been authorized but never issued by the Company. In addition to investing in Company Stock, the Trustee may invest the Trust Fund in common stocks of other corporations, preferred stocks, bonds, debentures, mortgages, notes, investment trust shares or in any other property, real or personal. The Trustee may invest any portion of the Trust Fund in a common trust fund maintained by any state or national bank or trust company in Texas or any other state of the United States specifically for investments by qualified employee benefit trusts. The Trustee shall be obliged only to use good faith and to exercise its honest judgment as to what investments other than Company Stock are from time to time for the best interest of the Trust Fund and those entitled to benefit hereunder. Furthermore, the Trustee may hold any portion of the Trust Fund in cash and uninvested whenever it deems such holding necessary or advisable.

          (b) The Trustee may enter into a stock purchase agreement with one or more shareholders of the Company under which the Trust has the option (but is not bound) to purchase all or a portion of the shares of Company Stock owned by such shareholder or shareholders immediately, from time to time, or upon the death of such shareholder or shareholders. The Trustee, however, may not obligate the Trust to purchase Company Stock at a definite price at some indefinite time in the future or upon the happening of an event, such as death. In order to provide for the funding of any such purchase of shares of Company Stock from the estate of a deceased shareholder, the Trustee may apply for and






                    pay premiums on contracts of insurance on the life of such shareholder for the benefit of the Trust Fund as a whole. Further, the Trustee shall have the power to invest in life insurance on the lives of Employees, and on any other person in whom an Employer or the Trustee has an insurable interest. Such life insurance contracts on Employees and on such persons shall be held by the Trustee for the benefit of the Trust Fund as a whole.

          (c) All life insurance contracts held by the Trustee for the benefit of the Trust Fund as a whole shall be treated as investments of the Trust Fund. Their cash value shall be used in valuing the Trust Fund, and all premiums paid thereon by the Trustee shall be charged to the Trust Fund. All dividends, death benefits, and other payments actually received by the Trustee on account of such contracts shall be credited to the Trust Fund the same as proceeds derived from the sale of an asset held hereunder.

          (d) The Trustee shall be the sole owner of all life insurance contracts held hereunder and shall take such action with respect thereto as it deems necessary or proper. The Trustee may pay the net premium due on any contract by applying an available dividend to the reduction of the premium.

          (e) So long as a public market exists for Company Stock, the price to be paid by the Trustee for such Stock (whether purchased from the Company, from a shareholder of the Company, or on the open market) shall be equal to its public trading price as determined at the time of each such purchase. If Company Stock ceases to be publicly traded, the price to be paid by the Trustee for Company Stock shall be determined by appraisal each year by an independent, qualified financial analyst or consultant who shall determine the current fair market value of such Company Stock. Notwithstanding the foregoing, in the event that it is finally determined in a court of law or by an agreement among the Trustee, the Company and the Internal Revenue Service that the purchase price paid by the Trust for the purchase of any Company Stock is greater than the current fair market value of such Company Stock at the time of the purchase, then, in that event, said purchase price shall be considered to have been retroactively reduced






                    to the actual fair market value as determined by such court or by such agreement with the Internal Revenue Service, and any party who has sold Company Stock to the Trust shall be required to remit so much of the funds received by such party in payment for such shares as is necessary to adjust the price paid by the Trust for such shares to the adjusted fair market value of such shares at the date of such sale to the Trust as determined by such court of law or agreement with the Internal Revenue Service. Any major shareholder of the Company wishing to sell his shares to the Trust shall, prior to any such sale, be required to execute an agreement with the Trust to remit to the Trust any such excess payments received by such person from the Trust on account of his sale of Company Stock to the Trust.

          (f)       Notwithstanding the provisions of paragraph
                    (e), above, the Trustee may purchase Company
                    Stock at a price lower than that determined in accordance with the provisions of paragraph (e) from any source whatsoever, except that the Trustee shall not purchase Company Stock from Participants hereunder for less than the fair market value of such Stock.

          (g) So long as Company Stock is publicly traded, each Participant or Beneficiary in the Plan shall have the right to direct the Trustee as to the manner in which voting rights with respect to any such Company Stock allocated to his accounts are to be exercised. Whenever a Participant or Beneficiary has voting rights hereunder, the Trustee shall give written notice of such impending vote as soon as practicable after receiving notice thereof, which notice shall explain the matter to be decided and provide each Participant or Beneficiary with a ballot to indicate his vote on such matter. If any Participant or Beneficiary fails to notify the Trustee in writing of the manner in which such Participant or Beneficiary desires for his vote to be exercised, then the Trustee shall exercise the voting rights with respect to such stock in accordance with its best judgment, taking into account instructions from the Committee. Any stock which has not been allocated to the accounts of the Participants or Beneficiaries shall be voted by the Trustee in accordance with its best






                    judgment, taking into account instructions from the Committee.

          (h) Subject to the provisions of paragraphs (k) and (i) of this Section 7.02 and Sections
                    7.04 and 7.05 hereof, any cash received by the Trustee shall be invested to the extent deemed advisable by the Trustee in Company Stock. Pending such investment of cash, the Trustee may retain cash uninvested without liability for interest, or may invest all or any part thereof in securities issued or guaranteed by the United States of America, certificates of deposit of national banks, commercial notes, bonds, equity securities of other corporations traded on any Exchange or in any other investment authorized in paragraph (a), above.

          (i) Subject to the provisions of paragraph (k) of this Section 7.02 and Sections 7.04 and 7.05 hereof, all dividends, income and other property received by the Trustee shall, to the extent practicable, be converted by the Trustee into cash and invested in Company Stock at such times as the Trustee deems to be for the best advantages of the Trust and the Participants thereof; provided, however, that the Board of Directors of the Company may, in its sole discretion and as of the date of declaration of any dividend paid with respect to Company Stock held in the Trust Fund, direct the Trustee (i) to apply such dividend to the repayment of an Exempt Loan or (ii) to distribute such dividend to each person then with an account hereunder in accordance with the ratio of the balance of shares of Company Stock in such person's accounts (as of the date of declaration of such dividend) to such share balance in all such accounts (as of such date of declaration). Each person entitled to payment of a dividend in accordance with clause (ii), above, shall receive such payment in cash no later than the ninetieth
                    (90th) day after the close of the Plan Year in which such dividend is received by the Trustee.

          (j) At least once a Year the Committee shall furnish each Participant with a statement showing the status of his accounts as of the close of the preceding Year, including the share of the cost (including brokerage commissions, transfer taxes, and other






                    incidental expenses) properly allocable to his accounts, of any Company Stock acquired by purchase during that Year.

          (k) The Trustee may borrow reasonable sums of money for the purchase of Company Stock for the accounts of Participants on such terms as the Trustee shall deem reasonable, provided that the proceeds of such loans shall be used solely for the purchase of Company Stock.
                    Any such loan which is an Exempt Loan shall be subject to the following terms and conditions:

                    (1)  The Trustee shall use the proceeds of
                         the loan within a reasonable time after
                         receipt only for any or all of the
                         following purposes: (i) to acquire
                         Company Stock; (ii) to repay such loan;
                         or (iii) to repay a prior Exempt Loan.
                         Except as provided under Article XIII of the Plan, no Loan Securities may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from this Plan, whether or not this Plan is then an employee stock ownership plan.

                    (2)  The interest rate of the loan shall not
                         be in excess of a reasonable rate of
                         interest.

                    (3)  The Trustee shall give as collateral
                         only Company Stock, which (i) is
                         acquired with the proceeds of the loan,
                         or (ii) was used as collateral on a
                         prior Exempt Loan repaid with the
                         proceeds of the current Exempt Loan.

                    (4)  The creditor shall have no recourse
                         against the Trust under the loan except
                         with respect to the collateral given for the loan, contributions (other than contributions of Company Stock) that the Employers make to the Trust to enable it to meet its obligations under the loan, and earnings attributable to such collateral (including, if applicable, dividends paid with respect to Company Stock given as collateral) or to the investment of such contributions. The payments made with respect to an Exempt Loan by the Trust during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings






                         received during or prior to the Year
                         less such payments in prior years.  The
                         Trustee must account separately for such contributions and earnings on the books of account of the Trust until the loan is repaid.

                    (5)  The Employers must contribute to the
                         Trust amounts which, after application
                         of any earnings attributable to
                         collateral in accordance with
                         subparagraph (4), above, will be
                         sufficient to pay each installment of
                         principal and interest on the loan on or before the date such installment is due, even if no tax benefits result from such contributions. All Employer contributions shall be applied first to the payment of such installments of principal and interest.

                    (6)  In the event of default upon the loan,
                         the value of Trust assets transferred in satisfaction of the loan must not exceed the amount of the default, and if the lender is a "disqualified person" (as defined in Section 4975(e)(2) of the
                         Code), the loan must provide for a
                         transfer of Trust assets upon default
                         only upon and to the extent of the
                         failure of the Trust to meet the payment schedule of the loan. For these purposes, the making of a guarantee does not make a person a lender.

                    (7) The Trustee must add to and maintain all assets acquired with the proceeds of an Exempt Loan in a Suspense Account. In withdrawing assets from the Suspense Account, the Trustee shall apply the applicable provisions of Treasury Regulation Sect.54.4975-7(b) as if all securities in the Suspense Account were encumbered. Upon the payment of any portion of the loan, the Trustee shall effect the release of assets in the Suspense Account from encumbrances. For each Plan Year during the duration of the loan, the number of encumbered Loan Securities released must equal the number of encumbered Loan Securities held immediately before the release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal and interest






                         paid for the Plan Year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future Plan Years. The number of future Plan Years under the loan must be definitely ascertainable and must be determined without taking into account any possible extension or renewal. If the interest rate under the loan is variable, the interest must be computed by using the interest rate applicable as of the end of the Plan Year. If collateral includes more than one (1) class of Company Stock, the number of each class to be released for a Plan Year must be determined by applying the same fraction to each class. The Trustee shall allocate assets withdrawn from the Suspense Account to the accounts of Participants who otherwise share in the allocation of the Employer's contributions for the Plan Year for which the Trustee has paid the portion of the loan resulting in the release of assets. The Trustee shall consistently make this allocation as of the Valuation Date on the basis of non-monetary units, taking into account the relative Compensation of all such Participants for such Plan Year.

                    (8) The loan must be for a specific term and may not be payable at the demand of any person except in the case of default.

                    (9)  The Trustee shall value the Trust Fund
                         as of each Valuation Date to determine
                         the fair market value of each
                         Participant's benefit in the Trust, and
                         the Trustee shall value the Trust Fund
                         on such other date(s) as may be
                         necessary for such purpose.

                    (10) Dividends or other earnings attributable
                         to Company Stock held in a Suspense
                         Account described in subparagraph (7),
                         above, shall be allocated as of each
                         Valuation Date in the same manner as
                         that described in Section 5.02(d)
                         hereof, except to the extent that such
                         earnings are to be used in repayment of
                         an Exempt Loan pursuant to subparagraph
                         (4), above, and paragraph (i) of this
                         Section 7.02.






          (l) Notwithstanding any provision to the contrary herein contained, to the extent that the accounts of a Participant who was included under the provisions of the Prior Plan had been invested in the Fixed Income Fund described in such provisions, such accounts shall continue to be so invested; provided that, effective January 1, 1993, (i) such Fixed Income Fund shall be merged into a fixed income fund established as part of the Diversified Fund described in Section 7.05 hereof and (ii) the Participant shall have the right to elect that such accounts, to the extent then invested in such fixed income fund, be invested in other funds constituting the Diversified Fund, all in accordance with procedures established by the Committee pursuant to such Section 7.05.

7.03      The Trustee

          (a) The Trustee shall maintain adequate books and records reflecting all transactions affecting the Trust Fund, which books and records shall be open at all times to the inspection of the Employers and the Committee or their authorized representatives. Furthermore, the Trustee shall furnish the Committee, at least annually, statements showing the assets then held in the Trust Fund since the last preceding statement. Each such statement shall be conclusive and final as between the Trustee and all interested parties unless the Committee delivers written objections thereto to the Trustee within sixty (60) days after receipt of such statement.

          (b) The Company may remove the Trustee at any time by giving sixty (60) days written notice to such Trustee, and the Trustee may resign at any time by giving sixty (60) days written notice to the Company. In the event of the removal or resignation of the Trustee, the Company shall appoint a successor Trustee. The receipt by such successor Trustee of all securities, property and money then held hereunder shall be a full and complete acquittance and discharge of the Trustee which has been removed or resigned.

          (c)       The Trustee may rely upon any notice,
                    certificate, letter, telegram or other paper or document believed by it to be sufficient in making any payment or in taking any action whatsoever hereunder.






          (d) The Trustee shall be required to comply with the fiduciary bonding requirements of ERISA, but only to the extent required by Section
                    412 of such Act.

          (e) The Trustee shall be paid reasonable compensation commensurate with the services and responsibilities involved hereunder from time to time. The Employers shall pay the Trustee's compensation; but, if not so paid, the Trustee may pay itself from the Trust Fund.

          (f) The Trustee may employ counsel, brokers or agents and may pay for their services and any other reasonable expenses incurred by the Trustee on behalf of the Trust from the Trust Fund if such expenses are not paid by the Employers. All costs of administration incurred by the Trustee shall be paid by the Employers.

          (g) Whenever and as often as the Trustee deems such action desirable, it may by written instrument appoint any person or corporation in any state of the United States to act as ancillary trustee with respect to any portion of the trust assets then held or about to be acquired on behalf of the Trust. Each ancillary trustee shall have such rights, powers, duties and discretions as are delegated to it by the Trustee, but shall exercise the same subject to the limitations or further directions of the Trustee as shall be specified in the instrument evidencing its appointment. The ancillary trustee may resign or may be removed by the Trustee, as to all or any portion of the assets so held at any time or from time to time, by written instrument delivered one to the other, and the Trustee may thereupon appoint another ancillary trustee or successor to whom the assets shall be transferred, or may itself receive such assets in termination of the ancillary trusteeship to that extent. Such ancillary trustee shall be accountable solely to the Trustee and shall be entitled to reasonable compensation.

          (h) In addition to the powers granted to the Trustee by law and those granted elsewhere in this Plan, and except as otherwise provided in Section 7.02 hereof, the Trustee shall have the following powers:







                    (1)  With respect to securities held
                         hereunder, the Trustee may vote the same in person or by proxy, may join in any merger, reorganization, or capital adjustment, may exercise or sell any conversion, subscription or similar rights, and may hold any assets hereunder in the name of the Trust.

                    (2)  The Trustee may sell, convey, exchange,
                         encumber, lease and otherwise deal with
                         and dispose of the assets in the Trust
                         Fund upon such terms and conditions as
                         it deems for the best interest of those
                         interested in the Trust Fund.

                    (3)  The Trustee may execute any and all
                         deeds, conveyances, leases, transfers,
                         proxies and other documents which it
                         believes necessary or advisable in the
                         administration of the Trust Fund.

                    (4)  The Trustee may pay or contest any tax
                         or other governmental charge involving
                         any assets held hereunder or the income
                         therefrom and may pay any taxes and
                         expenses thus incurred as an expense of
                         the Trust Fund.

                    (5)  The Trustee may execute receipts,
                         releases, changes of beneficiary and any other papers or documents relating to any insurance contracts held hereunder and may exercise any and all rights, options and privileges available under such contracts.

          (i) Although it is intended that the foregoing powers of the Trustee be applicable hereunder, it is also intended that all provisions of the Texas Trust Act, and any amendments thereto, not inconsistent with the above enumerated powers or other provisions of this Plan, shall be applicable in the administration of this Trust.

7.04      Diversification Requirements

          (a) In General--Notwithstanding the preceding provisions of this Article VII, a Qualified Participant may, during each Election Period occurring within his Qualified Election Period, elect that a portion of his aggregate account balances (with such balances determined as of the beginning of each






                    Election Period) be alternatively invested pursuant to Section 7.05 hereof in the Diversified Fund described in such Section. The maximum amount of the Qualified Participant's aggregate account balances available for such alternative investment shall be (1) or (2), but no greater than (3), where-

                    (1)  is twenty-five percent (25%) of such
                         aggregate balances, reduced by amounts
                         previously so invested, either pursuant
                         to this Section or Section 7.05 hereof,
                         in the case of each Election Period
                         other than the Qualified Participant's
                         last Election Period;

                    (2) is fifty percent (50%) of such aggregate balances, reduced by amounts previously so invested, either pursuant to this Section or Section 7.05 hereof, in the case of the Qualified Participant's last Election Period; and

                    (3)  is that portion of such aggregate
                         account balances consisting of Company
                         Stock acquired after 1986.

                    In lieu of permitting investment in such Diversified Fund and notwithstanding the provisions of Section 6.06(a)(1) or (b) hereof or any other provision to the contrary herein contained, the Committee, in its sole discretion, may distribute to the Qualified Participant an amount equal to the amount for which the Qualified Participant elected such alternative investment.

          (b)       Definitions--For purposes of this Section
                    7.04, the following terms shall have the following respective meanings:

                    (1)  "Qualified Participant" shall mean each
                         Participant who has attained the age of
                         fifty-five (55) years; provided,
                         however, that solely for purposes of
                         determining a Participant's status as a
                         Qualified Participant prior to January
                         1, 1993, such Participant must also have completed at least ten (10) Years of Participation.

                    (2)  "Qualified Election Period" shall mean,
                         with respect to a Qualified Participant, the five (5)-Year period beginning with






                         the Year immediately following the Year
                         in which the Participant first became a
                         Qualified Participant.

                    (3)  "Election Period" shall mean the ninety
                         (90)-day period immediately following
                         the close of each Year in the Qualified
                         Election Period.

                    For purposes of paragraph (1), above, "Years of Participation" shall not include any period of participation under the provisions of the Plan as in effect prior to October 1, 1987.

7.05      Diversification Option

          (a) In General--Notwithstanding the preceding provisions of this Article VII, a Participant shall have the right, in accordance with the provisions of this Section 7.05, to direct the Trustee as to the investment of that portion of his Salary Reduction Contribution Account consisting of Excess Salary Reduction Contributions. Any such investment direction by a Participant shall consist solely of the right to direct the extent to which Excess Salary Reduction Contributions shall be invested in various investment media comprising a Diversified Fund. Such investment directions shall be made in accordance with procedures established by the Committee. Should a Participant fail to provide the Trustee with the investment directions described herein as to any Excess Salary Reduction Contribution, such Contribution shall be invested in Company Stock.

          (b)       Definitions--For purposes of this Section
                    7.05, the following terms shall have the following respective meanings:

                    (1)  "Excess Salary Reduction Contribution"
                         shall mean a contribution made on behalf of a Participant on or after January 1, 1993 pursuant to Section 4.01(a) hereof, to the extent that such contribution exceeds the amount of such contribution eligible for a partial or full matching Employer contribution pursuant to
                         Section 4.01(b) hereof.

                    (2)  "Diversified Fund" shall mean a fund,
                         managed by an individual or entity






                         qualified, with respect to the Plan, as
                         an "investment manager" within the
                         meaning of Section 3(38) of ERISA,
                         consisting of a fixed income fund and
                         such other fund or funds as may be
                         selected from time to time by the
                         Committee.

          (c) Company Stock--It is expressly understood that the only amounts eligible for investment hereunder in the Diversified Fund are the amounts described in this Section and in
                    Section 7.04 hereof. Notwithstanding any provision to the contrary herein contained, if any such amount is not invested in the Diversified Fund, it shall be invested in Company Stock and shall remain so invested while comprising a part of the Trust Fund. Any such amount, once invested in Company Stock, shall never again be eligible for investment in the Diversified Fund.


                           ARTICLE VIII

                          ADMINISTRATION

8.01 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration

          The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan. In general, the Employers shall have the sole responsibility for making the contributions provided for under Section
          4.01. In addition, the Company shall have the sole authority to appoint and remove the Trustee and members of the Committee and to amend or terminate, in whole or in part, this Plan. The Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan. The Trustee shall have responsibility for the administration of the Trust and the management of the assets held under the Trust to the extent provided in
          Article VII hereof. Each Fiduciary warrants that any directions given, information furnished, or actions taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust that each Fiduciary shall






          be responsible for the proper exercise of its own powers, duties, responsibilities and obligations and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

8.02      Appointment of Committee

          The Plan shall be administered by an Employee Stock Ownership Committee consisting of at least three persons who shall be appointed by and serve at the pleasure of the Board of Directors of the Company. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Employers, and any expenses not paid by the Employers shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their services for the Committee.

8.03      Claims Procedure

          The Committee shall make all determinations as to the right of any person to a benefit. Any denial by the Committee of a claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Committee and delivered or mailed to the Participant or Beneficiary. Such notice shall set forth the specific reasons for the denial and shall be written, to the best of the Committee's ability, in a manner that may be understood without legal or actuarial counsel. In addition, the Committee shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied for a review of the decision denying the claim.

8.04      Records and Reports

          The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participant's Service, account balances and the percentage of such account balances which are nonforfeitable under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.

8.05      Other Committee Powers and Duties

          The Committee shall have such duties and powers as may be necessary to discharge its responsibilities hereunder, including, but not by way of limitation, the following:






          (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

          (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

          (c) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

          (d)       to receive from the Employers and from
                    Participants such information as shall be necessary for the proper administration of the Plan;

          (e) to furnish the Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

          (f) to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee; and

          (g) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

          The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

8.06      Rules and Decisions

          The Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employers, the legal counsel of the Employers, or the Trustee.










8.07      Committee Procedures

          The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employers or the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Employers and the Trustee, shall not be responsible for any such action or failure to act.

8.08      Authorization of Benefit Payments

          The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with this Plan.

8.09      Application and Forms for Benefits

          The Committee may require a Participant to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant's current mailing address. The failure by a Participant to file a claim for benefits will not result in the forfeiture of any benefits which are otherwise nonforfeitable under this Plan.

8.10      Facility of Payment

          Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment






          thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

8.11      Indemnification

          The Employers shall indemnify and hold harmless each member of the Committee against all loss, cost, expenses or damages, including attorneys' fees and court costs: (a) occasioned by any act or omission to act in connection with the responsibility of such member for the administration of this Plan; or (b) arising under or by virtue of the provisions of Part 4, Subtitle B, Title I of ERISA; provided, however, that the Employers shall not indemnify and hold harmless any such member against any loss, cost, expenses and damages occasioned by the gross negligence or willful misconduct of such member.

8.12      Unclaimed Benefits

          During the time when a benefit hereunder is payable to any Participant or Beneficiary, the Committee, upon request by the Trustee, or at its own instance, shall mail by registered or certified mail to such Participant or Beneficiary, at his last known address, a written demand for his then address, or for satisfactory evidence of his continued life, or both. If such information is not furnished to the Committee within twelve (12) months from the mailing of such demand, then the Committee may, in its sole discretion, declare such benefit, or any unpaid portion thereof, suspended, with the result that such unclaimed benefit shall be allocated to the accounts of eligible Participants as a discretionary Employer contribution for the Year within which such twelve (12)-month period ends in accordance with Section 5.02(c) hereof, but shall be subject to restoration through an Employer contribution if the lost Participant or Beneficiary later files a claim for such benefit.


                            ARTICLE IX

                          MISCELLANEOUS

9.01      Nonguarantee of Employment

          Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any Employee, or as a right of any Employee to be continued in the employment of any Employer, or as a limitation on the right of an Employer to discharge any of its Employees, with or without cause.






9.02      Rights to Trust Assets

          No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefor in any manner.

9.03      Nonalienation of Benefits

          Except to the extent subject to a "qualified domestic relations order," as defined in Section 414(p) of the Code, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

9.04      Discontinuance of Employer Contributions

          In the event of the permanent discontinuance of contributions to the Plan by the Employers, the accounts of all Participants shall, as of the date of such discontinuance, remain nonforfeitable.

9.05      Certain Social Security Increases

          In the case of a Participant or his Beneficiary who is receiving benefits under this Plan, or in the case of a Participant who has terminated employment with the Employer and who has a vested right to benefits hereunder, such benefits shall not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act or any increase in the wage base under such Title II occurring after the date of such Participant's termination of employment.

9.06      Tax Reform Act of 1986; Special Effective Dates

          In addition to the other limitations set forth in the Plan and notwithstanding the provisions of Section






          2.01(l) relating to the Effective Date of the Plan, the Plan shall be and shall have been administered (i) according to the applicable provisions (as determined by the Company) of the Tax Reform Act of 1986 that became effective prior to the Effective Date, and (ii) the following provisions, which, for purposes of the Plan, shall be effective as of the dates specified:

          (a) Section 2.01(j), relating to the limit on the amount of "Compensation" taken into account under a plan, which was effective January 1, 1989;

          (b) Section 2.01(m), relating to the safe harbor provision for leased employees, effective for services performed after December 31, 1986;

          (c)       Section 4.01(b)(2), relating to the
                    application of the special nondiscrimination tests to employer matching contributions, which was effective January 1, 1987;

          (d) Section 4.03(e), relating to the modification of the nondiscrimination tests applicable to cash or deferred arrangements, which was effective for taxable years beginning after December 31, 1986;

          (e) Section 5.03(a), relating to the elimination of the special contribution limit for employee stock ownership plans, which was effective for taxable years beginning after July 12, 1989;

          (f) Section 6.04(a), relating to (i) the uniform benefit commencement date, which was effective for taxable years beginning after December 31, 1988, and (ii) the elimination of the exception to the ten percent (10%) excise tax for distributions from an employee stock ownership plan, which was effective November 5, 1990; and

          (g)       Section 7.02(g), relating to the voting
                    rights of Participants or Beneficiaries, which was applicable to votes on transactions occurring after December 31, 1986.














                            ARTICLE X

                AMENDMENTS AND ACTION BY EMPLOYER

10.01     Amendments

          The Company reserves the right to make from time to time any amendment or amendments to this Plan which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants or their Beneficiaries; provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA. In addition, no amendment hereof, unless made to secure the approval of the Internal Revenue Service or other governmental bureau or agency, shall operate retroactively to reduce or divest the then vested interest hereunder of any Participant, Former Participant or Beneficiary or to reduce or divest any benefit payable hereunder. No amendment shall be made hereunder which would increase the duties and liabilities of the Trustee without the Trustee's express written consent.

10.02     Action by Employer

          Any action by an Employer under this Plan may be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.


                            ARTICLE XI

                 SUCCESSOR EMPLOYER AND MERGER OR
                      CONSOLIDATION OF PLANS

11.01     Successor Employer

          In the event of the dissolution, merger, consolidation or reorganization of an Employer, provisions may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

11.02     Plan Assets

          In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, another trust fund






          held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

          (a) each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

          (b) resolutions of the Boards of Directors of the Employers under this Plan, or of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of a new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

          (c) such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.


                           ARTICLE XII

                         PLAN TERMINATION

12.01     Right to Terminate

          In accordance with the procedures set forth in this Article, the Company may terminate the Plan at any time. In the event of the withdrawal, dissolution, merger, consolidation or reorganization of an Employer, the Plan shall partially terminate and the Trust Fund shall be liquidated with respect to the Employees of such Employer unless, if applicable, the Plan is continued by a successor to the Employer in accordance with Section 11.01.

12.02     Partial Termination

          Upon termination of the Plan with respect to a group of Participants which constitutes a partial termination of the Plan, the Trustee shall, in accordance with the directions of the Committee, allocate and segregate for the benefit of the Participants with respect to whom the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. The funds so






          allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 12.03.

12.03     Liquidation of the Trust Fund

          Upon complete or partial termination of the Plan, the accounts of all Participants affected thereby shall remain fully vested, and the Committee shall direct the Trustee to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants and Beneficiaries in proportion to their respective account balances.

12.04     Manner of Distribution

          Distributions after termination of the Plan shall be made in a form and manner consistent with the provisions of Section 6.04 hereof.


                           ARTICLE XIII

                      RESTRICTIONS ON SHARES

The following rules will apply to Company Stock distributed hereunder:

          (a) Any shares of Company Stock distributed hereunder may be subject to such restrictions as to the manner of disposal of such shares as, in the opinion of the Committee, may be necessary to ensure that any disposition will not involve a violation of applicable security laws.

          (b) A Participant, Former Participant or Beneficiary who receives Loan Securities which are (1) not publicly traded, or (2) subject to a trading limitation, may offer such securities to the Company for purchase. The Participant, Former Participant or Beneficiary may not offer Loan Securities to the Company after a period ending on the later of (i) the 60th day after such Securities are distributed to him, or (ii) the 60th day of the Plan Year following the Plan Year in which the Securities are so distributed. If so offered, the Company shall purchase the shares at their fair market value upon the terms provided in paragraph (c) of this Article. The Company may grant the Trustee an option to assume the Employer's rights and obligations under this







                    paragraph (b).  If Loan Securities are
                    publicly traded without restrictions when distributed but cease to be so traded within the period specified above, the Company must notify each holder of such stock in writing, on or before the 10th day after such stock ceases to be so traded, that for the remainder of such period such stock is subject to being offered for sale to the Company under this paragraph (b).

          (c) If the Company (or the Trustee) is required to purchase Company Stock pursuant to an offer given under paragraph (b), above, the purchaser shall purchase such securities pursuant to (1) or (2), as follows:

                    (1)  the purchaser shall pay the total
                         purchase price in cash at the Closing;
                         or

                    (2)  the purchaser shall pay at least twenty
                         percent (20%) of the total purchase
                         price in cash at the Closing.  The
                         purchaser shall evidence the balance of
                         the purchase price by executing a
                         promissory note, delivered to the seller at the Closing. The note delivered at the Closing shall bear interest at one percent (1%) above the prime interest rate of the Trustee bank in effect at the Closing Date and in effect at each subsequent principal payment date. The note shall provide for no more than four
                         (4) equal annual installments with
                         interest payable with each installment,
                         the first installment being due and
                         payable no later than one (1) year after the Closing Date. The note further shall be adequately secured and shall provide for acceleration in the event of thirty (30) days' default in the payment of interest or principal and shall grant to the maker of the note the right to prepay the note in whole or in part at any time or times without penalty.

          (d) A person shall have given Notice permitted or required under this Article XIII when the person deposits the Notice in the United States Mail, First Class, postage prepaid, addressed to the person entitled to the Notice, at, in the case of the Company or the Trustee, such entity's principal place of business, or, in the case of a Participant,






                    Former Participant or Beneficiary, the
                    address currently listed for him in the
                    records of the Committee. Any Participant, Former Participant or Beneficiary affected by this Article XIII shall have the obligation of notifying the Committee of any change of address.

          (e)       For purposes of this Article XIII--

                    (1) "Fair Market Value" shall mean the value of Company Stock determined as of the most recent Valuation Date.

                    (2)  "Notice" shall mean any written offer,
                         acceptance of an offer, or any other
                         communication.

                    (3) "Closing" shall mean the place, date and time ("Closing Date") to which the seller and purchaser may agree for purposes of a sale and purchase under this Article XIII, provided that Closing must take place not later than thirty
                         (30) days after an offer under paragraph
                         (b), above.

          (f) Notwithstanding the fact that this Plan ceases to be an employee stock ownership plan, Loan Securities and any Company Stock acquired after 1986 shall continue to be subject to the provisions of this Article XIII.


      IN TESTIMONY WHEREOF, the Company and the Trustee have

caused this instrument to be executed in their names and on their behalf, by the officers thereunto duly authorized, this 21st day of November, 1991, effective as of January 1, 1991.



















                              ATMOS ENERGY CORPORATION


                              By:/s/Charles K. Vaughan
                              Title:President, CEO, & Chrmn of
                                    the Board

ATTEST:

/s/Amber Mullins
Assistant Corp. Secretary


















































                              AMARILLO NATIONAL BANK


                              By:/s/Susan Powers
                              Title:Vice President & Trust
Officer

ATTEST:

___________________________



THE STATE OF TEXAS       )
                         )
COUNTY OF DALLAS         )

     This instrument was acknowledged before me on November 21,

1991, by   Charles K. Vaughan  , President, CEO, & Chairman of

the Board of Atmos Energy Corporation, a Texas corporation, on behalf of said corporation.

                                   /s/Olivia Sweat
                                   Notary Public in and for
                                   the State of Texas


My Commission Expires:             Print Name of Notary

     5/1/95                        Olivia Sweat



THE STATE OF TEXAS       )
                         )
COUNTY OF POTTER         )

     This instrument was acknowledged before me on  December 16

, 1991, by   Susan Powers  ,Vice President & Trust Officer of

Amarillo National Bank, a national banking association, on behalf of said association.

                                   /s/Jacque R. Polk
                                   Notary Public in and for
                                   the State of Texas


My Commission Expires:             Print Name of Notary

     2/20/94                       Jacque R. Polk
